UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 18, 2013

(Date of earliest event reported)

Rosetta Resources Inc.

(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Bagby Street, Suite 1600 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

713-335-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreements

On April 18, 2013, Rosetta Resources Inc. (the “Company”), and certain subsidiary guarantors of the Company (the “Guarantors”) entered into an underwriting agreement with J.P. Morgan Securities LLC, as representative of the several underwriters named therein, with respect to the public offering by the Company of $700,000,000 in aggregate principal amount of 5.625% Senior Notes due 2021 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-180439), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on March 29, 2012 (the “Registration Statement”), and as supplemented by the Prospectus Supplement relating to the Notes filed with the Commission on April 22, 2013.

In addition, on April 18, 2013, the Company entered into an underwriting agreement with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, with respect to the public offering by the Company of 7,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at a price of $42.50 per share (or, $40.80 per share, net of underwriting discounts and commissions). The Company also granted to the underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Common Stock. The Common Stock has been registered under the Securities Act, pursuant to the Company’s Registration Statement and as supplemented by the Prospectus Supplement relating to the Common Stock filed with the Commission on April 22, 2013.

The underwriting agreements contain customary representations, warranties and agreements by the Company and Guarantors, as applicable, including obligations of the Company and Guarantors, as applicable, to indemnify the underwriters for certain liabilities under the Securities Act. The foregoing descriptions of the underwriting agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the respective underwriting agreements, which are filed as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K.

Relationships

In the ordinary course of their various business activities, the underwriters in the offerings and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and may have in the past and at any time in the future, hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, the Company’s securities and instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC have committed to provide the Company a $700 million senior unsecured credit facility on the terms and subject to the conditions set forth in a commitment letter dated March 14, 2013 in the event that the Company does not raise a certain amount of proceeds from the offerings described above. Additionally an affiliate of Wells Fargo Securities, LLC serves as administrative agent under the Company’s revolving credit facility. An affiliate of Wells Fargo Securities, LLC serves as trustee for the Company’s existing senior notes and will serve as trustee for the Notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of April 18, 2013 among Rosetta Resources Inc., certain subsidiary guarantors of Rosetta Resources Inc. party thereto and J.P. Morgan Securities LLC, as representative of the several underwriters.

1.2	Underwriting Agreement dated as of April 18, 2013 among Rosetta Resources Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

5.1	Opinion of Latham & Watkins LLP regarding legality of the Notes.

5.2	Opinion of Latham & Watkins LLP regarding legality of the Common Stock.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2013	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale
John E. Hagale
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated as of April 18, 2013 among Rosetta Resources Inc., certain subsidiary guarantors of Rosetta Resources Inc. party thereto and J.P. Morgan Securities LLC, as representative of the several underwriters.

1.2	Underwriting Agreement dated as of April 18, 2013 among Rosetta Resources Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

5.1	Opinion of Latham & Watkins LLP regarding legality of the Notes.

5.2	Opinion of Latham & Watkins LLP regarding legality of the Common Stock.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2 hereto).